UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2009

LAPIS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

19 W 34 Street, Suite 1008, New York, NY 10001
(Address of principal executive offices) (zip code)

(212) 937-3580
(Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 5, 2009 on December 3, 2009, Mr. Harry Mund transferred to D.L Capital Ltd. (“D.L. Capital”), 3,306,330  shares of the Common Stock of Lapis Technologies, Inc. (the “Company”).  The number of shares purchased represents 51% of the issued and outstanding shares of the Company’s common stock (the “Controlling Shares”). Pursuant to the Purchase Agreement, D.L Capital is also obligated to purchase an additional 1,443,670 shares of the Common Stock beneficially owned by Mr. Mund, which shares are being held in escrow (the “Escrowed Shares”).

The purchase price for the Controlling Shares was 1,000,000 New Israeli Shekels ("NIS") (approximately $260,000) in cash plus the assumption by D.L Capital of financial liabilities and guarantees in the sum of 11,000,000 NIS (approximately $2,900,000). In addition, in consideration of the Escrowed Shares D.L Capital shall pay for a period of three years, a yearly cash payment of the higher between 1,000,000 NIS or 25% of annual net profit of Enertec System 2001 Ltd. and shall assume additional financial liabilities and guarantees in the sum of 3,000,000 NIS (approximately $790,000). D.L. Capital’s source of the funds and liabilities and guarantees assumed was its working capital.

The Escrowed Shares will be released in accordance with the terms and conditions set out in the Purchase Agreement.

Pursuant to the Purchase Agreement, D.L. Capital and Mr. Mund agreed that, as soon as practicable following the closing under the Purchase Agreement, (i) the Company or a subsidiary of the Company would enter into an employment agreement with Mr. Mund pursuant to which Mr. Mund would be employed as a special advisor to the board of directors of the Company or a subsidiary thereof, for two days per week, for a term of 3 years, for a salary of 25,000 New Israeli Shekels (approximately $6,500) per month, (ii) D.L. Capital and Mr. Mund would enter into a shareholders agreement, pursuant to which Mr. Mund would vote the Escrowed Shares in accordance with how D.L. Capital shall vote the Controlling Shares, and Mr. Mund shall receive certain protective provisions relating to his rights as a minority shareholder, including, without limitation, veto rights in respect the sale of the majority of the business or assets of the Company, and (iii) D.L. Capital (directly or indirectly) and the Company would enter into a consulting agreement under which D.L Capital shall provide Company or any of its subsidiaries with consulting services for a monthly compensation of 50,000 New Israeli  Shekels (approximately $13,100) per month.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPAIS TECHNOLOGOES, INC.

Dated: December 8, 2009	By:	/s/ Harry Mund
Name: Harry Mund
Title: Chief Executive Officer